UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 15, 2008

Date of Report (Date of Earliest Event Reported)
BUSINESS OBJECTS S.A.
  (Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)
157-159 Rue Anatole France, 92300 Levallois-Perret,
France
(Address of principal executive offices)

(408) 953-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth in Item 5.01 is incorporated herein by reference.
Item 5.01 Changes in Control of Registrant.
As previously disclosed, on October 7, 2007, Business Objects S.A. (the “Company”) entered into a Tender Offer Agreement, as amended (the “Tender Offer Agreement”), with SAP AG (“SAP”), providing for SAP, either directly or though an affiliate of SAP, which is SAP France S.A. (“SAP France”), to acquire for cash all outstanding Ordinary Shares, nominal value €0.10, of the Company (the “Company Shares”), including Company Shares represented by American Depositary Shares (the “Company ADSs”), as well as the outstanding warrants (the “Warrants”) and convertible bonds (the “Company Convertible Bonds”) issued by the Company (the Company Shares (including Company Shares issuable upon exercise of share options or Warrants and upon conversion of Company Convertible Bonds), the Company ADSs, the Warrants and the Company Convertible Bonds referred to as the “Company Securities”), through concurrent tender offers in the United States (the “U.S. Offer”) and France (the “French Offer,” together with the U.S. Offer, the “Offers”).
Pursuant to the Offers, SAP France offered (a)(i) for each Company Share (other than Company Shares represented by Company ADSs validly tendered and not withdrawn €42.00 in cash, without interest (the “Share Price”), net to seller in cash, and (ii) for each Company ADS (each Company ADS representing one Company Share) validly tendered and not withdrawn an amount in U.S. dollars equivalent to the Share Price (as determined using the euro foreign exchange reference rate published by the European Central Bank on or about 2:15 p.m. (CET) on the business day following the expiration of the U.S. Offer or the business day following each tender of ADSs during a subsequent offering period of the U.S. Offer, as the case may be), without interest, net to seller in cash, (b) for each July 2003 Warrant, June 2004 Warrant, July 2005 Warrant, July 2006 Warrant and June 2007 Warrant that are held by U.S. holders, at a price of €22.55, €24.96, €18.87, €19.69 and €12.01 per Warrant, respectively, without interest, net to the seller in cash, and (c) for each Company Convertible Bond validly tendered and not withdrawn €50.65 in cash, without interest, net to seller in cash.
As a result of the French Offer, which closed on January 10, 2008, and the U.S. Offer, which closed at 9:00 a.m. (EST) on January 15, 2008, SAP France acquired 87.18% of the outstanding shares of the Company, or 82.08% on a fully diluted basis taking into account all outstanding Company Convertible Bonds, Warrants and stock options. The value of the securities purchased by SAP France in connection with the Offers was approximately €4,231,315,220.90. The Company Securities tendered in the Offers consist of:
•	87,640,403 Business Objects shares (including shares represented by Company ADSs), representing 87.18% of the 100,529,222 shares outstanding;

•	10,650,146 Company Convertible Bonds, representing 99.76% of the 10,676,156 Company Convertible Bonds outstanding; and

•	100% of the Warrants outstanding.

SAP France has accepted all Company Securities tendered in the U.S. Offer. In addition, SAP France announced that it is providing a subsequent offering period in connection with the U.S. Offer that commenced at 9:00 a.m. (EST) on January 16, 2008 and will expire at 5:00 p.m. (EST) on January 29, 2008. During the subsequent offering period, all Company Shares and Company Convertible Bonds held by U.S. residents and all outstanding Company ADSs wherever held, may be tendered on the same terms as those of the U.S. Offer. These Company Shares and Company Convertible Bonds will be immediately accepted and promptly paid for as they are tendered and may not be withdrawn. Payment for the Company Securities tendered during the subsequent offering period will be made as follows:
•	the U.S. dollar equivalent of €42.00 net per ADS (as determined using the euro foreign exchange reference rate published by the European Central Bank on or about 2:15 p.m. (CET), or 8:15 a.m (EST), on the business day following each tender of ADSs);

•	€ 42.00 net per Ordinary Share; and

•	€ 50.65 net per Company Convertible Bond, excluding the January 1, 2008 coupon.
The Tender Offer Agreement provides that, effective upon the acceptance for payment of, and payment by SAP France for, the Company’s Securities pursuant to the Offers, the Company will restructure the Company’s board of directors so that it shall have up to nine members, all of whom will be designated by SAP (of which at least three shall be independent within the meaning of and as required by applicable laws, stock exchange rules or the 2002 Bouton Report on Corporate Governance).
Item 9.01 Financial Statements and Exhibits.
(d)

Exhibit Number	Description
99.1	Joint press release issued by SAP France, SAP AG and Business Objects on January 15, 2008 (incorporated by reference to Exhibit (a)(5)(iii) to the Schedule TO/A filed with the SEC by SAP France and SAP on January 15, 2008).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 22, 2008

BUSINESS OBJECTS S.A

By:	/s/ James R. Tolonen

James R. Tolonen
Chief Financial Officer and Senior
Group Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Joint press release issued by SAP France, SAP AG and Business Objects on January 15, 2008 (incorporated by reference to Exhibit (a)(5)(iii) to the Schedule TO/A filed with the SEC by SAP France and SAP on January 15, 2008).